UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2005

SOVEREIGN SPECIALTY CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-39373 (Commission File Number)	36-4176637 (I.R.S. Employer Identification No.)
225 West Washington Street Suite 1450, Chicago, IL (Address of principal executive offices)		60606 (Zip Code)

(312) 419-7100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 2.04            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 14, 2005, Sovereign Specialty Chemicals, Inc. (the “Company”), provided notice to the trustee of its 11 7/8% Senior Subordinated Notes due 2010 (the “Notes”) that it had elected to redeem all of the Notes in accordance with the Indenture, dated as of March 29, 2000, under which the Notes were issued (as supplemented, the “Indenture”). The Notes will be redeemed in full by the Company on March 15, 2005 at a price equal to 105.938% of their principal amount, plus accrued and unpaid interest, if any, to that date. In order to satisfy its obligations under the Indenture following its previously announced merger on December 27, 2004, the Company, on January 14, 2005, incorporated into its redemption notice an offer to purchase the Notes at a purchase price of 101% of their principal amount. Pursuant to the terms of the Indenture, a notice of redemption and offer to purchase has been sent by the trustee under the Indenture to holders of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOVEREIGN SPECIALTY CHEMICALS, INC.

By:	/S/ TERRY D. SMITH

Name: Terry D. Smith

Title: Chief Financial Officer

Date: January 14, 2005